EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Sprint Nextel Corporation:

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-8, No. 33-31802; Form S-8, No. 333-25449; Form S-8, No. 333-42077; Form S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No. 333-56938; Form S-8, No. 333-59124; Form S-8, No. 333-76783; Form S-8, No. 333-92809; Form S-8, No. 333-54108; Form S-8, No. 333-75664; Form S-8, No. 333-103689; Form S-8, No. 333-103691; Form S-8, No. 333-105244; Form S-8, No. 333-111956; Form S-8, No. 333-115621; Form S-8, No. 333-115607; Form S-8, No. 333-115609; Form S-8, No. 333-124189; Form S-8, No. 333-127426; Form S-8, No. 333-127497; Form S-8, No. 333-130277; and Form S-8, No. 333-131301) of Sprint Nextel Corporation of our report dated March 7, 2006, except for the effects of discontinued operations, as discussed in Note 25, which is as of September 14, 2006 with respect to the consolidated balance sheets of Sprint Nextel Corporation and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income (loss), cash flows, shareholders’ equity, and the related financial statement schedule, for the years ended December 31, 2005 and 2004, which appears in the Form 8-K of Sprint Nextel Corporation dated September 18, 2006.

Our report on the consolidated financial statements and related financial statement schedule refers to the adoption of the provisions of FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, in the fourth quarter of 2005.

/s/ KPMG LLP

McLean, Virginia

September 14, 2006